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                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549



                                   FORM 8-K


               Current Report Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934



Date of Report (Date of earliest event reported):   August 13, 2001



                           THORNBURG MORTGAGE, INC.
            (Exact name of registrant as specified in its charter)

             Maryland             001-11914           85-0404134
         (State or other         (Commission       (I.R.S. Employer
          jurisdiction           File Number)     Identification No.)
         of incorporation)

                       119 East Marcy Street
                       Santa Fe, New Mexico              87501
            (Address of principal executive offices)  (Zip Code)



Registrant's telephone number, including area code:     (505) 989-1900


                                      N/A
        (Former name or former address, if changed since last report.)

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Item 5    Other Events.

    On August 7, 2001, Thornburg Mortgage, Inc. (the "Company") entered into an underwriting agreement with Thornburg Mortgage Advisory Corporation (the "Manager") and UBS Warburg LLC, as representative of the several underwriters (collectively, the "Underwriters") relating to the sale of 5,500,000 shares of common stock, par value $0.01 per share (the "Common Stock"), and the granting to the Underwriters of an option to purchase up to an additional 825,000 shares of Common Stock to cover over-allotments that may occur during the offering process. This offering closed on August 13, 2001.

    The aggregate net proceeds to the Company (after deducting estimated expenses) are estimated to be approximately $82,590,000.

Item 7(c) Exhibits.

    The following exhibit is filed as part of this report in accordance with the provisions of Item 601 of Regulation S-K:

Exhibit   Name of Exhibit
-------   ---------------

   1.5 Underwriting Agreement, dated August 7, 2001 by and among the Company, the Manager and the Underwriters
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                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                         THORNBURG MORTGAGE, INC.


Date:  August 13, 2001                   By: /s/ Michael B. Jeffers
                                             ----------------------------------
                                                 Michael B. Jeffers, Secretary
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                                 EXHIBIT INDEX


EXHIBIT      NAME OF
NUMBER       EXHIBIT

  1.5 Underwriting Agreement, dated August 7, 2001 by and among the Company, the Manager and the Underwriters